As filed with the Securities and Exchange Commission on November 30, 2012

Registration No. 333-159445

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 9 to

Form S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Industrial Income Trust Inc.

(Exact name of registrant as specified in governing instruments)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Address of principal executive offices)

Dwight L. Merriman

Chief Executive Officer

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Name, address and telephone number of agent for service)

copies to:

Judith D. Fryer, Esq.

Alice L. Connaughton, Esq.

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

(212) 801-9200

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 9 to the Registration Statement (Registration No. 333-159445) is being filed to deregister all of the shares of common stock that remained unsold as of the termination of the offering.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 9 to the Registration Statement (Registration No. 333-159445) shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

At the close of business on April 16, 2012, Industrial Income Trust Inc. (the “Registrant”) terminated the offering (the “Offering”) made pursuant to the registration statement on Form S-11 (Registration No. 333-159445) (the “Registration Statement”), which was declared effective December 18, 2009 and relates to the Registrant’s public offering of 202,631,579 shares of common stock on a best efforts basis. In accordance with the Registrant’s undertaking pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 9 to the Registration Statement to remove from registration all shares of its common stock that were registered hereunder but remained unsold at the termination of the Offering.

As of the termination of the Offering, the Registrant had sold 101,448,246 shares of common stock pursuant to the Offering. By filing this Post-Effective Amendment No. 9 to the Registration Statement, the Registrant removes from registration 101,183,333 shares of common stock that were registered under the Registration Statement and remained unsold at the termination of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado on November 30, 2012.

INDUSTRIAL INCOME TRUST INC.

By:	/s/ DWIGHT L. MERRIMAN III
Dwight L. Merriman III
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DWIGHT L. MERRIMAN III Dwight L. Merriman III	Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2012

/s/ EVAN H. ZUCKER Evan H. Zucker	Chairman of the Board of Directors and Director	November 30, 2012

/s/ THOMAS G. MCGONAGLE Thomas G. McGonagle	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 30, 2012

/s/ JOSHUA J. WIDOFF Joshua J. Widoff	Senior Vice President, Secretary and General Counsel	November 30, 2012

/s/ MARSHALL M. BURTON* Marshall M. Burton	Director	November 30, 2012

/s/ CHARLES B. DUKE* Charles B. Duke	Director	November 30, 2012

/s/ STANLEY A. MOORE* Stanley A. Moore	Director	November 30, 2012

*	Signed on behalf of the named individuals by Joshua J. Widoff under power of attorney.